Exhibit 99.2

PROXY

FNB FINANCIAL CORP.

1595 Veterans Memorial Highway

Scottsville, Kentucky 42164

(202) 237-3141

SPECIAL MEETING OF SHAREHOLDERS

[-], 2020

PLEASE SIGN AND RETURN PROMPTLY IN THE SELF-ADDRESSED ENVELOPE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints [-] or [-] as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of FNB Financial Corp., which the undersigned is entitled to vote at the special meeting of shareholders to be held 1595 Veterans Memorial Highway, Scottsville, Kentucky 42164, on [-], [-], 2020, at [-] p.m., Central Time, or any adjournment thereof (the “Special Meeting”).

PROPOSAL 1. To approve the Agreement and Plan of Merger, September 17, 2019, by and FB Financial Corporation, FirstBank, the wholly owned subsidiary of FB Financial Corporation, FNB Financial Corp. (“FNB”), and The Farmers National Bank of Scottsville, the wholly owned subsidiary of FNB, pursuant to which FNB will merge with and into FB Financial Corporation, with the FB Financial Corporation continuing as the surviving corporation and immediately thereafter, FN Bank will merge with and into FirstBank, with FirstBank continuing as the surviving bank.

☐    FOR                ☐     AGAINST            ☐    ABSTAIN

PROPOSAL 2. To approve one or more adjournments or postponements of the Special Meeting, if necessary or appropriate, including adjournments or postponements to permit further solicitation of proxies in favor of the merger.

☐    FOR                ☐     AGAINST            ☐    ABSTAIN

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted for Proposals 1 and 2.

PLEASE SIGN BELOW AND RETURN IN THE

ENCLOSED SELF-ADDRESSED ENVELOPE.

THIS IS THE ONLY DOCUMENT YOU NEED TO RETURN AT THIS TIME.

Date:
Signature of Shareholder(s)

Date:
Signature of Joint Shareholder(s)